Exhibit 99.1

Rocky Mountain Chocolate Factory Issues Board Update to Stockholders

●	New Board Director Selection Process Underway
●	Executive Leadership Team Transition Nearly Complete
●	Will Formally Introduce Strategic Development Plan By Fiscal Year-End

Dear Stockholders:

It has been one year since the stockholder vote on October 6th, 2021, refreshed the composition of the Rocky Mountain Chocolate Factory (“the Company”) Board of Directors.

It has been an extremely busy year as we have progressively developed a business transformation with laser focus on revenue growth and profitability of our core premium chocolate business.

Here are the major highlights of this Board’s activities over the past 12 months:

Board Survey

Our Nominating and Corporate Governance Committee (“N&G Committee”), led by the committee’s chair, Mark Riegel, recently conducted the Board’s first annual survey.

The survey results provided positive feedback that the Board is actively addressing mission critical issues and establishing strong communication among its members. Respondents also provided perspectives on additional ways it can provide further oversight and governance to our Executive Leadership Team. We are pleased to have a hard-working and fully engaged Board, as outlined below that:

●	recently held its third in-person meeting over the past year,
●	met an additional 27 times via video,
●	is focused on working with CEO Rob Sarlls to establish a highly qualified Leadership Team and provide the necessary resources to carry out a transformation of the business.

New Risk & Security Board Committee

During our most recent meeting we established a fourth new Board committee. Entitled Risk & Security, its mission is to fulfill our responsibilities to provide oversight and adequate control systems on a variety of safety policies and performance issues, including: cybersecurity, data privacy, food safety performance and compliance, physical safety of our employees and franchisees, Red Flag events, and control systems to monitor “mission critical risk.”

Expected Appointment of New Director

The Board expects to add a new director who has decades of franchise operational experience. The candidate has an impressive track record of contributing to the growth of franchised consumer facing food businesses. We expect to share more in the coming weeks once the Board and its N&G Committee completes the search and recruitment process.

Executive Leadership Team Buildout

There has been noteworthy change within our executive suite. We are well on the way to establishing a full, highly qualified Executive Leadership Team that will carry out the Company’s strategic transformation plan.

Key Highlights in 2022

February

Our N&G Committee engaged a third-party consultant to aid us in our search and identification process for a new Chief Executive Officer.

May

After thorough discovery and analysis of multiple candidates, the Board voted unanimously to appoint Robert J. Sarlls as the Company’s new CEO, the first outsider CEO in the Company’s 40-year history. He is a proven business transformation leader with decades of consumer-packaged goods, manufacturing, and strategy experience.

August

Allen Arroyo was appointed as CFO. Mr. Arroyo is a seasoned financial expert with years of franchise operations and development experience. He has impressive credentials and is bringing a high-level of financial and reporting discipline across the Company and franchise network.

September

Andrew Ford was hired as Vice President - Sales and Marketing to lead specialty sales, brand marketing and development initiatives. Mr. Ford has an extensive history of branded sales and marketing experience working in the food industry, from start-up businesses to well-established consumer brands.

October

We expect to add a senior advisor with over fifteen years of confection experience to help the Company identify and capitalize on end-to-end supply chain and related operational improvements.

The Board remains keenly aware of our mission to build an outstanding Executive Leadership Team to develop a strategic vision for the business of the future. Accordingly, our Compensation Committee (“Comp Committee”), chaired by Gabriel Arreaga, actively participated in creating an incentive-based Executive Compensation framework to ensure that the interests of our Leadership Team and stockholders consistently aligned. A third-party consultant provided guidance in developing the framework, which is designed to drive sustainable business performance and total stockholder return. Recently, we have begun conducting investor interviews to gain additional feedback and insights.

Other Notable Developments:

The Company hosted its biennial National Franchisee Convention in Indio, CA. from September 21-23, 2022. The three-day event, themed “Connect. Collaborate. Celebrate.”, was the first since 2018 due to the Covid-19 pandemic. It brought together 117 store owners and managers representing 77 franchise stores and nearly 40% of network sales, and much of the Company’s Leadership Team and staff. Rob Sarlls, Allen Arroyo, Andrew Ford and Jeff Geygan met with and had valuable dialogues with many of the 117 franchisees who were there.

Our franchise network will also provide input on our transformation plan. Our Leadership Team is forming a Franchisee Advisory Committee comprised of a diverse group of franchisees that will share views and ideas from first-hand customer interactions to help shape our plans and create innovative product offerings.

SUMMARY:

As you have seen, significant progress has been achieved during the past twelve months. Your refreshed Board and Executive Leadership Team have coalesced around a shared vision and transformation plan. The Executive Leadership Team will continue to develop and articulate the specific objectives and strategies that will drive our progress. The Board expects to share this plan with before we move into our next fiscal year.

As a Board, we’ve made significant progress during our first year and we have much more to accomplish. By working together as a close-knit group, we have already established a foundation to create a bright future for the Company.

Most importantly, we thank you, our stockholders, for your patience, support and positive comments over the past year. It has been very rewarding to initiate changes that will create long-term stockholder value.

Sincerely,

Jeff Geygan	Mark Riegel	Gabriel Arreaga

Brett Seabert	Sandra Taylor	Rob Sarlls

Forward-Looking Statements

This communication includes statements of the Company’s expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The statements, other than statements of historical fact, included in this communication are forward-looking statements and many may be identified by the use of forward-looking words such as “will,” “intend,” “believe,” “expect,” “anticipate,” “should,” “plan,” “estimate,” “potential,” “prospects,” “build” or similar expressions. For a detailed discussion of the risks and uncertainties that may cause the Company's actual results to differ from the forward-looking statements, please see the section entitled “Risk Factors” contained in Item 1A. of the RMCF’s Annual Report on Form 10-K for the fiscal year ended February 28, 2022, filed with the SEC on May 27, 2022, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 28, 2022. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this communication or those that might reflect the occurrence of unanticipated events.